ENCANA™

EnCana Oil & Gas (USA) Inc.

370 17th Street
Suite 1700
Denver, CO 80202

tel: (303) 623-2300
fax: (303) 623-2400
www.encana.com

August 12, 2009

Eden Energy Colorado LLC
200 Burrard Street, Suite 1680
Vancouver, British Columbia V6C-3L6 Canada

RE: Letter Agreement dated August 12, 2009
2008 drilling program Well Connect Facilities
Ant Hill Unit, Rio Blanco County, CO

Gentlemen:

This Letter Agreement ("Agreement") dated effective August 12, 2009 is by and between EnCana Oil & Gas (USA) Inc. ("EnCana") and Eden Energy Corp. and its subsidiary Eden Energy Colorado LLC (together, "Eden") and sets forth the parties' mutual agreement regarding payment of outstanding costs for the construction of Eden's 2008 drilling program Well Connect Facilities. EnCana and Eden are parties to that certain Drilling and Development Agreement effective May 1, 2006, by and between Starlight Corporation and EnCana Oil & Gas (USA) Inc., as amended (the "Drilling Agreement").

Pursuant to the terms and conditions of Article IX.C.ii of the Drilling Agreement, EnCana agreed to pay up to 110% of the costs included on Eden's Authorities for Expenditure for the construction of the 2008 drilling program Well Connect Facilities ("Facility Cost Estimate"). EnCana paid $868,025.00, which was 110% of the Facility Cost Estimate amount, to Eden. Actual construction costs exceeded 110% of the Facility Cost Estimate by $811,627.37 ("Additional Costs") as of June 30, 2009. Liens associated with the Additional Costs have been filed on the joint property of EnCana and Eden within the Contract Area.

EnCana has agreed to pay Eden an additional amount not to exceed $383,947.00 for the Additional Costs for the construction of the 2008 drilling program Well Connect Facilities, provided that EnCana receives a recordable release of all liens filed against the joint property in the Contract Area and a representation from Eden that Eden has paid all invoices, then due and owing, to third parties and EnCana for costs and expenses relating to the Contract Area (the "Representation"). Upon receipt of EnCana's payment for its share of the Additional Costs, Eden shall concurrently provide EnCana with recordable releases of all liens filed against the joint property within the Contract Area and the Representation. Eden may offset monies owed to Eden by EnCana for Lease Operating Expenses against the amount owed by Eden to EnCana. Eden has searched the real property records for Rio Blanco County and has listed all liens filed against the Contract Area on Exhibit A attached to this Agreement. In the event any discounts and/or credits

applicable to the Additional Costs are negotiated by Eden with the vendors, such that the Additional Costs total less that $767, 894, those discounts or credits shall be shared equally by Eden and EnCana and the amount to be paid to Eden by EnCana will be reduced accordingly. In addition, within ten (10) days of EnCana's payment to Eden, Eden shall deliver a recordable assignment from Eden to EnCana of the 2008 Well Connect Facilities.

Capitalized terms, whenever used in this Letter Agreement, shall have the same meaning as set forth in the Ant Hill Unit Agreement, Ant Hill Unit Operating Agreement and/or the Drilling and Development Agreement, as amended. In all other respects, the Agreement remains in full force and effect.

Please indicate your acceptance of the terms and conditions of this Letter Agreement by having an authorized officer sign in the space provided below and returning one (1) executed letter to:

EnCana Oil & Gas (USA) Inc.
370 17th Street, Suite 1700
Denver, CO 80202
Attn: Spencer Booth

Thank you for your immediate attention to this matter. If you have any questions please call Spencer Booth at (720)-876-3128.

AGREED TO AND ACCEPTED THIS

12th DAY OF August 2009
Eden Energy Colorado LLC

Larry B Kellison

By: Larry Kellison
Chief Operating Officer
Date: 8/12/09

AGREED TO AND ACCEPTED THIS

12th DAY OF August 2009
EnCana Oil & Gas (USA) Inc.

By: Ricardo D. Gallegos
Attorney-in-fact
Date: 8/12/09

AGREED TO AND ACCEPTED THIS

12th DAY OF August 2009
Eden Energy Corp.

Larry B Kellison

By: Larry Kellison
As: Chief Operating Officer
Date: 8/12/09

ENCANA.

EnCana Oil & Gas (USA) Inc.

EXHIBIT A

1. Oil and Gas Statement of Lien dated January 29, 2009, recorded March 5, 2009, at Reception No. 295166 of the records of Rio Blanco County, Colorado, filed by Mountain States Pipeline, Inc. in the amount of $692,118.01 and covering the following property:

   a. Ant Hill Unit #7-48
   Section 7, T2N, R96W

   b. Ant Hill Unit #28-44
   Section 28, T2N, R96W

   c. Ant Hill Unit #21-22
   Section 21, T2N, R96W

   d. Ant Hill Unit #13-43
   Section 13, T2N, R97W

   e. Ant Hill Unit #8-12
   Section 8, T2N, R96W

2. Lien Statement – Corporation dated April 2, 2009, recorded April 17, 2009, at Reception No. 295546 of the records of Rio Blanco County, Colorado, filed by Eastern Colorado Well Service in the amount of $28,956.00 and covering the following property:

   a. Ant Hill Unit #13-43
   Section 13, T2N, R97W

3. Verified Statement of Oil and Gas Well Lien dated June 10, 2009, recorded June 11, 2009, at Reception No. 296012 of the records of Rio Blanco County, Colorado, filed by Wagner Equipment Co., in the amount of $148,863.77 and covering the following property:

   a. Ant Hill Unit #7-43
   Section 7, T2N, R96W

   b. Ant Hill Unit #13-43
   Section 13, T2N, R97W

   c. Ant Hill Unit #28-44
   Section 28, T2N, R96W

   d. Ant Hill Unit #21-22
   Section 21, T2N, R96W

4. Lien Affidavit Statement dated June 30, 2009, recorded July 6, 2009, at Reception No. 296234 of the records of Rio Blanco County, Colorado, filed by Integrated Production Services, Inc., in the amount of $4,965.50 and covering the following property:

   a. Ant Hill Unit #13-43
      Section 13, T2N, R97W